Muriel Lange Investor Relations (215) 887-2280 (X3023) Email: mlange@afrt.com	Anthony DeFazio Media Relations (215)887-2280 (X2919) Email: adefazio@afrt.com

AMERICAN FINANCIAL REALTY TRUST ANNOUNCES
EARNINGS GUIDANCE FOR 2007

AFR Management Conference Call Scheduled for 10:00 a.m. ET December 21, 2006

JENKINTOWN, Pa., December 20, 2006 — American Financial Realty Trust (NYSE: AFR), a real estate investment trust focused on acquiring and leasing properties occupied by financial institutions, today announced guidance information for the year ending December 31, 2007.

The Company continues to make significant progress towards completing its repositioning plan, the impacts of which are incorporated in this guidance release.

The Company expects to realize between $93.0 million and $106.3 million of adjusted funds from operations (“AFFO”)1 in 2007, or on a per share equivalent basis, between $0.70 to $0.80 per share, based on a weighted average of fully diluted common shares and Operating Partnership units outstanding of 132.9 million.

Funds from operations (“FFO”)2, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the same period is to be in a range of $0.41 to $0.51 per share on a similar share count.

Influences and Assumptions

The Company’s anticipated operating performance for 2007 will be principally influenced by the execution of the following:

•	The Company’s repositioning plan,

•	External investment activity from contractual arrangements, and

•	Core operating activity.

The Company’s guidance for 2007 is based on its estimates of the timing and the financial impact of these activities. The assumptions incorporated in this guidance include:

•	Generation of approximately $450 million of net proceeds from asset sales of approximately $1.6 billion, inclusive of approximately $918 million to close late in the fourth quarter of 2006,

•	Investment of approximately $280 million of these proceeds to further reduce debt, in addition to the repayment of the $917 million of disposition property level debt,

•	Completion of approximately $215 million of new acquisitions, inclusive of $59 million of FPC and triple net leased bank properties closed in the fourth quarter of 2006

•	2007 acquisitions will be about equally split between vacant bank branch properties, and

•	Triple net lease bank properties, anticipating a 7% initial yield (and assuming a stable interest rate environment),

•	Improvement in same store net operating income by 2%, resulting from

•	Increased same store occupancy over the second quarter 2006 level of 86.3% to approximately 90% by year end 2007

•	Net new lease absorption of approximately 500,000 square feet across the full portfolio,

•	Maintenance of a reduced MG&A expense level to approximately $30 million

•	Approximately $23 million in cash related costs

•	The balance in deferred stock vesting, and

•	Achieve 100% dividend coverage from core real estate operations during the latter half of 2007

•	Maintain current quarterly dividend payout of $0.19 per share.

Repositioning Impact:

•	Reduction of leverage from 70% to 60-65% on a net debt to total asset basis,

•	Improvement of average cost of debt from 5.8% to 5.5%,

•	Increased availability on the line of credit of $300 million,

•	Dividend coverage from operating income, and

•	Reduction of operating overhead.

Guidance Policy

The Company maintains a public disclosure policy, which is outlined on page five of its supplemental financial report, as issued with its quarterly earnings results. As a matter of policy, earnings guidance:

1.	Will be given once per year during the fourth quarter with respect to the next succeeding calendar year.

2.	Is deemed effective at the date given and will not be updated until the Company publicly announces updated guidance.

3.	Will be updated only when anticipated results fall outside of the guidance ranges provided by management or as management otherwise deems necessary.

Conference Call

Management will conduct a conference call and audio webcast Thursday, December 21, 2006 at 10:00 am ET to review the Company’s guidance information. The conference call dial-in number is 303-205-0033. The audio webcast will be available to the public, on a listen-only basis, via the Investor Relations section of the Company’s website at www.afrt.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

A replay of the conference call will be available through December 28, 2006 by dialing 303-590-3000, passcode 11079444. An online archive of the webcast will be available through January 22, 2007 by accessing the Company’s website at www.afrt.com.

Non-GAAP Financial Measures

The Company believes that FFO and AFFO are helpful to investors as measures of the Company’s performance as an equity REIT because they provide investors with an understanding of the Company’s operating performance and profitability. FFO and AFFO are non-GAAP financial measures commonly used in the REIT industry, and therefore these measures may be useful in comparing the Company’s performance with that of other REITs. However, the Company’s definitions of FFO and AFFO may differ from those used by other companies, and investors should take definitional differences into account when comparing FFO and AFFO reported by other REITs. Additionally, FFO and AFFO (and their per share equivalents) should be evaluated along with GAAP net income and net income per share (the most directly comparable GAAP measures) in evaluating the performance of equity REITs.

The Company believes that EBITDA, which represents earnings before interest, taxes, depreciation and amortization, is also helpful to investors as a measure of the Company’s performance.

About American Financial Realty Trust

American Financial Realty Trust is a self-administered, self-managed real estate investment trust that acquires properties from, and leases properties to, regulated financial institutions. The Company owns and manages its assets primarily under long-term triple net and bond net leases with banks. The Company is traded on the New York Stock Exchange under the ticker symbol AFR.

For more information on American Financial Realty Trust, visit the Company’s website at www.afrt.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “expects,” “anticipates,” “estimates,” “intends,” “believes” and similar expressions that do not relate to historical information. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks and uncertainties which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These risks and uncertainties include the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission, and include, without limitation, changes in general economic conditions and the extent of any tenant bankruptcies and insolvencies; the Company’s ability to maintain and increase occupancy; the Company’s ability to timely lease or re-lease space at anticipated net effective rents; the cost and availability of debt and equity financing; and the Company’s ability to acquire and dispose of certain of its assets from time to time on acceptable terms. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

1 The Company calculates AFFO by subtracting from or adding to FFO as defined by NAREIT (i) non-real estate related depreciation and amortization, (ii) non-reimbursable recurring capital expenditures associated with the ongoing operation of real property after the second year of operation, (iii) tenant improvement allowances and leasing commissions associated with the re-leasing of previously occupied non-bank tenanted spaces, which was paid during the period, (iv) the effects of straight-lining of rents and fee income, (v) amortization of various deferred costs, (vi) deferred financing costs, (vii) non cash stock compensation, and (viii) economic gains to the extent they are equal to or less than current period transaction costs on assets sold and impairments taken on owned real estate. The SEC classifies AFFO as a non-GAAP measure.

2 FFO is defined as net income (loss) before minority interest, in our operating partnership (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from debt restructuring and gains (or losses) from sales of property, less any impairments of asset values at cost (unrealized loss), plus real estate related depreciation and amortization (excluding amortization of deferred costs) and after adjustments for unconsolidated partnerships and joint ventures.